Exhibit 99.2

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS SECOND

QUARTER 2007 FINANCIAL RESULTS

SECOND QUARTER 2007 HIGHLIGHTS

•	Total revenue increased 10% to $358.4 million

•	Adjusted EBITDA increased 12% to $241.4 million

•	Cash provided by operating activities increased 50% to $210.8 million

•	Free Cash Flow increased 56% to $174.6 million

•	Income from continuing operations increased 51% to $12.0 million

Boston, Massachusetts – August 2, 2007 – American Tower Corporation (NYSE: AMT) today reported financial results for the second quarter ended June 30, 2007.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “We again experienced strong operational results in the second quarter as demonstrated by our 10% and 12% tower revenue and Adjusted EBITDA growth, respectively. Tower leasing activity continues to reflect our customers’ efforts to expand and improve their network quality and coverage, the deployment of new technologies, and the coverage and capacity expansion of relatively newer entrants into the wireless space. We believe these underlying trends that are driving the current levels of demand for tower space are sustainable as telephony, data, and entertainment services continue to migrate from wired to wireless.

“Meanwhile, our focus internally continues to be to provide highly responsive customer service while pursuing operational initiatives to improve our cycle time, quality and efficiency, as evidenced by our industry leading Adjusted EBITDA margins and other operating metrics. In addition, we are confident that our solid financial position provides us with the flexibility to pursue strategic opportunities to expand our scale, both internationally as well as in the US.”

Second Quarter 2007 Operating Highlights

American Tower generated the following operating results for the quarter ended June 30, 2007 (unless otherwise indicated, all comparative information is compared against the quarter ended June 30, 2006):

Total revenues increased 10% to $358.4 million and rental and management segment revenues increased 10% to $350.8 million. Rental and Management Segment Gross Margin increased 12% to $268.4 million and services segment revenue and Gross Margin increased to $7.6 million and $3.5 million, respectively.

Total selling, general, administrative and development expense was $42.1 million. The Company’s selling, general, administrative and development expense for the quarter includes stock-based compensation expense of $11.5 million and $1.8 million of additional costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs. Including these additional costs related to the stock option review, Adjusted EBITDA increased 12% to $241.4 million and Adjusted EBITDA Margin was 67%.

Operating income increased to $93.3 million and income from continuing operations increased to $12.0 million or $0.03 per basic and diluted common share. Income from continuing operations includes a $28.9 million pre-tax loss on retirement of long-term obligations related to the refinancing of certain of the Company’s outstanding indebtedness and an $8.1 million pre-tax gain on the termination of related interest rate swaps. Net loss was $20.0 million, which reflects income from continuing operations of $12.0 million, offset by a $32.0 million loss from discontinued operations, net related to the Verestar bankruptcy proceedings described below.

Cash provided by operating activities increased to $210.8 million, which includes approximately $80.0 million received in connection with the Company’s previously announced federal income tax refund. Cash provided by operating activities excludes approximately $21.6 million of net cash receipts related to the towers included in the Company’s previously announced securitization transaction, as cash receipts from these towers are initially held by an independent trustee and classified on the Company’s balance sheet as restricted cash until all necessary payments and reserves are satisfied and the balance is disbursed to the Company on a monthly basis.

Free Cash Flow increased to $174.6 million, consisting of $210.8 million of cash provided by operating activities, less $36.1 million of payments for purchases of property and equipment and construction activities, including $15.2 million of discretionary capital spending. The Company completed the construction of 22 towers and the installation of 5 in-building systems during the quarter and spent approximately $10.5 million on ground lease purchases.

Please refer to Non-GAAP and Defined Financial Measures on pages 3 and 4 for definitions of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 8 through 11.

Stock Repurchase Program

During the quarter ended June 30, 2007, the Company repurchased a total of 10.2 million shares of its Class A common stock for approximately $414 million. As of July 26, 2007, the Company had repurchased pursuant to its publicly announced stock repurchase programs an aggregate of 38.5 million shares of its Class A common stock for approximately $1,428 million since November 2005, which includes the repurchase of 2.7 million shares of its Class A common stock for approximately $119 million subsequent to June 30, 2007. The Company expects to complete the remaining $822 million of stock repurchases pursuant to its current $1.5 billion stock repurchase program by the end of February 2008.

Full Year 2007 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of August 2, 2007. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2007
Rental and management segment revenue	$1,405	to	$1,420
Rental and management segment gross margin (1)	1,075	to	1,093

Services segment revenue	23	to	27
Services segment gross margin (1)	12	to	14

Adjusted EBITDA (1)(2)	967	to	991

Depreciation, accretion and amortization	523	to	527
Interest expense	235	to	225

Income from continuing operations (3)	85	to	95

Payments for purchase of property and equipment and construction activities (4)	140	to	150

(1)	See Non-GAAP and Defined Financial Measures below.
(2)	Adjusted EBITDA outlook does not include any estimate of future costs with respect to the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices. Adjusted EBITDA excludes $51 million to $53 million of stock-based compensation expense.
(3)	Includes approximately $33 million loss on retirement of long-term obligations related to the Company’s (a) repayment and termination of the SpectraSite and American Tower senior secured credit facilities; (b) tender offer and consent solicitation for the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc.; (c) conversions of the Company’s 3.25% Convertible Notes due 2010 and (d) the redemption of the Company’s 5.0% Convertible Notes due 2009.
(4)	The Company’s full year 2007 outlook for capital expenditures includes costs for the construction of approximately 175 new wireless towers and the installation of 25 in-building systems and approximately $40 million of ground lease purchases.

Verestar Update

As previously reported, the Company agreed in September 2006 to mediate the bankruptcy proceedings and related litigation of its Verestar subsidiary, which filed for protection under the federal bankruptcy laws in December 2003. In July 2007, the Company participated in mediation with the creditors’ committee, and the parties reached an agreement on terms for a proposed settlement in which the Company would pay $32.0 million and the parties would agree to a mutual release of all claims existing prior to the execution of the settlement agreement. The release of claims would apply to all of the defendants, including the Company, as well as the Company’s and Verestar’s current and former officers, directors and advisors named in the litigation. The Company is in the process of finalizing the settlement agreement, which then must be presented to the Bankruptcy Court for approval. Although the Bankruptcy Court is not required to approve the proposed settlement, the Company expects that the Bankruptcy Court will approve the settlement during the quarter ending September 30, 2007. As a result, the Company has recorded an estimated liability associated with the Verestar bankruptcy proceedings in an amount equal to the proposed settlement amount, which is reflected in loss from discontinued operations, net for the three and six months ended June 30, 2007.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2007 results and the Company’s outlook for the full year 2007. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (877) 235-9047 and International: (706) 645-9644, access code 10079603. A replay of the call will be available from 9:30 a.m. ET August 2, 2007 until 11:59 p.m. ET August 9, 2007. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 10079603. American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be accessible on the Company’s website.

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 22,000 sites in the United States, Mexico and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, rental and management segment overhead, services segment overhead, services segment operating expenses, services segment revenue, plus interest income, TV Azteca, net. American Tower defines Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense, stock-based compensation expense, corporate expenses, services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets, restructuring and merger related expense and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility; (5) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants; (6) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (7) a substantial portion of our revenues is derived from a small number of customers; (8) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (9) we could have liability under environmental laws; (10) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (11) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (12) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (13) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (14) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (15) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (16) our stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; (17) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties; and (18) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important information regarding these risk factors, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2007 under the caption “Risk Factors.” Forward-looking statements represent the Company’s current expectations and are inherently uncertain. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$213,021	$281,264
Restricted cash (1)	35,928
Short-term investments and available-for-sale securities	15,634	22,986
Accounts receivable, net	45,415	29,368
Prepaid and other current assets	79,404	63,919
Deferred income taxes	23,494	88,485

Total current assets	412,896	486,022

Property and equipment, net	3,115,888	3,218,124
Goodwill	2,186,315	2,189,767
Other intangible assets, net	1,763,569	1,820,876
Deferred income taxes	473,651	482,710
Notes receivable and other long-term assets	431,772	415,720

Total	$8,384,091	$8,613,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$205,878	$187,634
Accrued interest	23,889	41,319
Current portion of long-term obligations	1,666	253,907
Unearned revenue	83,626	86,769

Total current liabilities	315,059	569,629

Long-term obligations	3,975,299	3,289,109
Other long-term liabilities	453,508	365,974

Total liabilities	4,743,866	4,224,712

Minority interest in subsidiaries	3,462	3,591

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,497	4,378
Additional paid-in capital	7,709,929	7,502,472
Accumulated deficit	(2,757,452)	(2,733,920)
Accumulated other comprehensive income	3,189	16,079
Treasury stock	(1,323,400)	(404,093)

Total stockholders’ equity	3,636,763	4,384,916

Total	$8,384,091	$8,613,219

(1)	The amounts classified as restricted cash reflect funds held in reserve accounts by the two special-purpose subsidiaries of the Company formed in connection with the Company’s completed securitization transaction with respect to debt service payments, ground rents, real estate and personal property taxes, insurance premiums and management fees, and to reserve a portion of advance rents from tenants on the tower sites.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES:
Rental and management	$350,775	$320,169	$696,804	$636,428
Network development services	7,648	5,694	14,093	9,844

Total operating revenues	358,423	325,863	710,897	646,272

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	85,910	83,128	169,671	162,669
Network development services	4,132	2,609	7,654	4,680
Depreciation, amortization and accretion	131,637	132,811	261,831	266,072
Selling, general, administrative and development expense (1)	42,063	36,610	90,706	72,923
Impairments, net loss (gain) on sale of long-lived assets, restructuring and merger related expense	1,385	(67)	1,629	1,447

Total operating expenses	265,127	255,091	531,491	507,791

OPERATING INCOME	93,296	70,772	179,406	138,481

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,584	3,584	7,082	7,082
Interest income	3,224	1,371	6,841	2,729
Interest expense	(58,384)	(53,690)	(111,658)	(107,947)
Loss on retirement of long-term obligations	(28,908)	(3,497)	(33,060)	(25,074)
Other income	13,874	2,661	16,872	6,390

Total other expense	(66,610)	(49,571)	(113,923)	(116,820)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	26,686	21,201	65,483	21,661

Income tax provision	(14,566)	(12,936)	(32,197)	(14,762)
Minority interest in net earnings of subsidiaries	(96)	(280)	(184)	(537)
Income on equity method investments	6	6	8	10

INCOME FROM CONTINUING OPERATIONS	12,030	7,991	33,110	6,372

LOSS FROM DISCONTINUED OPERATIONS, NET	(32,021)	(327)	(30,873)	(645)

NET (LOSS) INCOME	$(19,991)	$7,664	$2,237	$5,727

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE AMOUNTS:
Income from continuing operations	$0.03	$0.02	$0.08	$0.02
Loss from discontinued operations	(0.08)		(0.07)	(0.01)

Net (loss) income	$(0.05)	$0.02	$0.01	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	417,682	423,252	419,644	423,028

DILUTED	429,846	435,601	435,464	435,005

(1)	Selling, general, administrative and development expense includes $11,546 and $9,347 of stock-based compensation expense for the three months ended June 30, 2007 and June 30, 2006, and $28,214 and $18,858 of stock-based compensation expense for the six months ended June 30, 2007 and June 30, 2006, respectively.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,237	$5,727
Non-cash stock-based compensation expense	28,214	18,858
Other non-cash items reflected in statements of operations	359,469	308,072
Increase in restricted cash (1)	(21,608)
Decrease (increase) in assets (2)	21,273	(51,189)
(Decrease) increase in liabilities	(7,421)	11,173

Cash provided by operating activities	382,164	292,641

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(67,586)	(57,044)
Payments for acquisitions	(13,996)	(2,830)
Payments for acquisitions of minority interests		(22,944)
Proceeds from sale of businesses, available-for-sale securities, and other assets	16,281	14,740
Deposits, restricted cash, short-term investments and other assets	(26,236)	(334)

Cash used for investing activities	(91,537)	(68,412)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	1,750,000
Borrowings under credit facilities	1,350,000	242,000
Repayment of notes payable, credit facilities and capital leases	(2,611,686)	(232,341)
Purchases of Class A common stock	(913,237)	(289,459)
Proceeds from stock options, warrants and stock purchase plans	101,863	35,362
Deferred financing costs and other financing activities	(35,810)	(2,038)

Cash used for financing activities	(358,870)	(246,476)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(68,243)	(22,247)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	281,264	112,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$213,021	$90,454

CASH PAID FOR INCOME TAXES	$14,979	$13,635

CASH PAID FOR INTEREST	$126,134	$99,214

(1)	Reflects the net increase in cash held in reserve accounts related to the Company’s securitization transaction as these accounts are classified as restricted cash.
(2)	Includes approximately $80.0 million in proceeds received by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

June 30, 2007
Long-term obligations summary, including current portion:
Commercial Mortgage Pass-Through Certificates, Series 2007-1 (1)	$1,750,000
7.250% Senior Subordinated Notes due 2011 (2)	288
Unsecured Revolving Credit Facility (3)	1,000,000
7.500% Senior Notes due 2012	225,000
7.125% Senior Notes due 2012	502,856
5.000% Convertible Notes due 2010	59,683
3.250% Convertible Notes due 2010 (4)	34,833
3.000% Convertible Notes due 2012	344,542
Other debt, including capital leases	59,763

Total debt	$3,976,965
Cash and cash equivalents	213,021

Net debt (Total debt less cash and cash equivalents)	$3,763,944

Share count rollforward (in millions):
Total shares outstanding, as of March 31, 2007	419.7
Shares repurchased	(10.2)
Shares issued – convertible note inducements and warrant exercises	1.3
Shares issued – employee stock option exercises	2.7

Total shares outstanding, as of June 30, 2007	413.5

(1)	On May 4, 2007, the Company completed a securitization transaction involving assets related to 5,295 broadcast and wireless communications towers owned by two special-purpose subsidiaries of the Company, through a private offering of $1,750,000 of Commercial Mortgage Pass-Through Certificates, Series 2007-1. The weighted average interest rate on the various classes of the certificates is approximately 5.61% and the certificates have an expected life of approximately seven years and a final maturity of April 2037. The net proceeds were used to (a) repay all amounts outstanding under the Company’s SpectraSite credit facilities, including approximately $765,000 in principal, as well as to repay approximately $250,000 outstanding under the Company’s American Tower credit facilities; (b) fund the Company’s tender offer and consent solicitation for its 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc., as discussed below and (c) for general corporate purposes.
(2)	On May 22, 2007, the Company announced that it had accepted for repurchase $324,787 aggregate principal amount of the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc. pursuant to the Company’s tender offer and consent solicitation. The Company paid approximately $349,461, including approximately $10,204 in accrued and unpaid interest, to the note holders using net proceeds from the Company’s securitization transaction.
(3)	On June 8, 2007, the Company entered into a new $1,250,000 senior unsecured revolving credit facility. In connection with that transaction, the Company borrowed $1,000,000 under the new facility and repaid all amounts outstanding under the Company’s American Tower credit facilities and terminated those facilities and all commitments thereunder.
(4)	During the quarter ended June 30, 2007, holders of approximately $15,000 principal amount of the Company’s 3.25% Convertible Notes due 2010 converted their notes into 1.2 million shares of the Company’s Class A common stock. In connection with the conversions, the Company paid the noteholders approximately $671 calculated based on accrued and unpaid interest and the discounted value of future interest payments on the notes.

SELECTED INCOME STATEMENT DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Selling, general, administrative and development expense breakout:
Rental and management segment overhead	$16,816	$15,863	$32,963	$31,609
Services segment overhead	741	857	1,804	1,916
Corporate expenses (1)	12,960	10,543	27,725	20,540
Stock-based compensation expense	11,546	9,347	28,214	18,858

Total selling, general, administrative and development expense	$42,063	$36,610	$90,706	$72,923

	Three Months Ended June 30,
	2007	2006
Interest expense detail:
Secured OpCo Credit Facilities (2)	$18,233	$24,764
7.250% Senior Subordinated Notes, due 2011	2,360	7,078
Commercial Mortgage Pass-Through Certificates, Series 2007-1	17,075
Unsecured Revolving Credit Facility	3,763
7.500% Senior Notes due 2012	4,219	4,219
7.125% Senior Notes due 2012	8,853	8,856
5.000% Convertible Notes due 2010	746	3,451
3.250% Convertible Notes due 2010	198	754
3.000% Convertible Notes due 2012	2,609	2,609
Other interest expense, including amortization of deferred financing fees	328	1,959

Total Interest Expense	$58,384	$53,690

(1)	Includes $1,757 and $1,334 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended June 30, 2007 and June 30, 2006, respectively. Includes $4,547 and $1,334 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the six months ended June 30, 2007 and June 30, 2006, respectively.
(2)	Includes interest related to the Company’s SpectraSite and American Tower credit facilities, which were repaid in full and terminated during the quarter ended June 30, 2007.

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,
	2007	2006
Payments for purchase of property and equipment and construction activities:
Discretionary – new tower build and in-building installation	$4,753	$13,255
Discretionary – ground lease purchases	10,454	2,167
Improvements/Augmentation	15,854	12,017
Corporate	5,080	1,229

Total	$36,141	$28,668

SELECTED PORTFOLIO DETAIL – OWNED SITES:

	Wireless	Broadcast	In-Building	Total
Three Months Ended June 30, 2007
Beginning Balance, April 1, 2007	21,890	407	139	22,436
New Construction	22		5	27
Acquisitions	34			34
Reductions	(20)			(20)

Ending Balance, June 30, 2007	21,926	407	144	22,477

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

($ in thousands, except where noted)

The reconciliation of net (loss) income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Segment Gross Margin, Services Segment Operating Profit and Services Segment Gross Margin are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net (loss) income	$(19,991)	$7,664	$2,237	$5,727
Loss from discontinued operations, net	32,021	327	30,873	645

Income from continuing operations	12,030	7,991	33,110	6,372

Interest expense	58,384	53,690	111,658	107,947
Interest income	(3,224)	(1,371)	(6,841)	(2,729)
Income tax provision	14,566	12,936	32,197	14,762
Depreciation, amortization and accretion	131,637	132,811	261,831	266,072
Impairments, net loss (gain) on sale of long-lived assets, restructuring and merger related expense	1,385	(67)	1,629	1,447
Loss on retirement of long-term obligations	28,908	3,497	33,060	25,074
Minority interest in net earnings of subsidiaries	96	280	184	537
Income on equity method investments	(6)	(6)	(8)	(10)
Stock-based compensation expense	11,546	9,347	28,214	18,858
Other income	(13,874)	(2,661)	(16,872)	(6,390)

Adjusted EBITDA	$241,448	$216,447	$478,162	$431,940

Corporate expenses, excluding stock-based compensation expense	12,960	10,543	27,725	20,540
Services segment overhead	741	857	1,804	1,916
Services segment operating expenses	4,132	2,609	7,654	4,680
Services segment revenue	(7,648)	(5,694)	(14,093)	(9,844)

Rental and Management Segment Operating Profit	$251,633	$224,762	$501,252	$449,232

Rental and Management segment overhead	16,816	15,863	32,963	31,609

Rental and Management Segment Gross Margin	$268,449	$240,625	$534,215	$480,841

Adjusted EBITDA (from above)	$241,448	$216,447	$478,162	$431,940
Corporate expenses, excluding stock-based compensation expense	12,960	10,543	27,725	20,540
Rental and Management segment overhead	16,816	15,863	32,963	31,609
Rental and Management segment operating expenses	85,910	83,128	169,671	162,669
Interest income, TV Azteca, net	(3,584)	(3,584)	(7,082)	(7,082)
Rental and Management segment revenue	(350,775)	(320,169)	(696,804)	(636,428)

Services Segment Operating Profit	$2,775	$2,228	$4,635	$3,248

Services segment overhead	741	857	1,804	1,916

Services Segment Gross Margin	$3,516	$3,085	$6,439	$5,164

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES, Continued

($ in thousands, except where noted)

The calculation of Adjusted EBITDA Margin is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Adjusted EBITDA	$241,448	$216,447	$478,162	$431,940
Divided by total operating revenues	358,423	325,863	710,897	646,272

Adjusted EBITDA Margin	67.4%	66.4%	67.3%	66.8%

The calculation of Free Cash Flow is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash provided by operating activities (1)	$210,777	$140,945	$382,164	$292,641
Payments for purchase of property and equipment and construction activities	(36,141)	(28,668)	(67,586)	(57,044)

Free Cash Flow	$174,636	$112,277	$314,578	$235,597

(1)	Cash provided by operating activities for the three and six months ended June 30, 2007 includes approximately $80.0 million in proceeds received by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses.
(2)	Cash provided by operating activities for the three and six months ended June 30, 2007 excludes a $21.6 million net increase in cash held in reserve accounts related to the Company’s securitization transaction, as these accounts are classified as restricted cash.

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows: ($ in millions)

	Full Year 2007
Income from continuing operations (1)	$85	to	$95
Interest expense	235	to	225
Depreciation, amortization and accretion	523	to	527
Stock-based compensation expense	51	to	53
Other, including impairments, net loss on sale of long-lived assets, restructuring and merger related expense, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and minority interest in net earnings of subsidiaries (2)	73	to	91

Adjusted EBITDA	$967	to	$991

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income (loss), because it does not provide guidance for income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income (loss). As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable efforts.
(2)	Includes approximately $33 million loss on retirement of long-term obligations related to the Company’s (a) repayment and termination of the SpectraSite and American Tower senior secured credit facilities; (b) tender offer and consent solicitation for the Company’s 7.25% Senior Subordinated Notes due 2011 of American Towers, Inc.; (c) conversions of the Company’s 3.25% Convertible Notes, due 2010 and (d) the redemption of the Company’s 5.0% Convertible Notes due 2009.